UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  August 25, 2014

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 25, 2014, the Board of Managers of Constellation Energy Partners LLC (the “Company”) approved a Plan of Conversion (the “Plan”) pursuant to which the Company will convert from a Delaware limited liability company to a Delaware limited partnership named Sanchez Production Partners LP (“Sanchez LP”).  The terms of the Plan provide that (a) each outstanding Common Unit of the Company will be converted into one common unit representing a limited partner interest in Sanchez LP, (b) all of the outstanding Class A Units of the Company will be converted into a number of Sanchez LP common units equal to 2.0% of the Sanchez LP common units outstanding immediately after the conversion (after taking into account the conversion of such Class A Units) and (c) the Class Z Unit will be cancelled.  In addition, (a) Sanchez Production Partners GP LLC, a Delaware limited liability company and affiliate of Sanchez Oil & Gas Corporation (“SOG”), will be issued all of the general partner interests of Sanchez LP and will become the sole general partner of Sanchez LP and (b) SP Holdings, LLC, a Delaware limited liability company and affiliate of SOG, will be issued all of the incentive distribution rights of Sanchez LP.

The conversion contemplated by the Plan will be subject to, among other things, approval by holders of a majority of the Company’s Common Units, Class A Units and the Class Z Unit, each voting as a separate class.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

A copy of the press release announcing the adoption of the Plan is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1

Exhibit Number		Description

2.1		Plan of Conversion (incorporated by reference to Exhibit 2.1 to Constellation Energy Partners LLC’s Registration Statement on Form S-4, filed with the SEC on August 28, 2014
99.1		Press Release dated August 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the management hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: August 28, 2014	By:	/s/ Charles C. Ward
Charles C. Ward Chief Financial Officer, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

1

Exhibit Number	Description

2.1	Plan of Conversion (incorporated by reference to Exhibit 2.1 to Constellation Energy Partners LLC’s Registration Statement on Form S-4, filed with the SEC on August 28, 2014
99.1	Press Release August 28, 2014.